FILED PURSUANT TO RULE 424(b)(2)
                                REGISTRATION FILE NOS.: 333-105987 AND 333-74618

PROSPECTUS SUPPLEMENT                                               MAY 10, 2004
(TO PROSPECTUS DATED JUNE 25, 2003)
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1,027,400 SHARES

ANNALY MORTGAGE MANAGEMENT, INC.

COMMON STOCK

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Pursuant to an Amended and Restated Sales Agency Agreement, dated August 12,
2003, between us and UBS Securities LLC, which has been filed as an exhibit to a report on Form 8-K filed with the Securities Exchange Commission on August 12, 2003 and is incorporated by reference herein, during the three months ended March 31, 2004, we sold 1,027,400 shares of our common stock, par value $0.01 per share, through UBS Securities LLC, as our agent, pursuant to the Amended and Restated Sales Agency Agreement. Our common stock is listed on the New York Stock Exchange under the symbol "NLY." On March 31, 2004, the last reported sales price of our common stock on the NYSE was $19.55.

This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus, dated June 25, 2003, the prospectus supplement, dated August 12, 2003 and the prospectus supplement dated November 14, 2003.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENTS AND PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                               UBS INVESTMENT BANK

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